                         CAVALCADE OF SPORTS MEDIA, INC.
                                12268 VIA LATINA
                                DEL MAR, CA 92914



    June 11, 2001


    Jefferson D. Simmons, President
    Cineports, Inc.
    1000 Vermont Avenue NW, Suite 450
    Washington, DC 20005

        Re: Triangular Forward Merger of Cineports, Inc. with and into a wholly-owned subsidiary of Cavalcade of Sports Media, Inc. under IRC Sec. 358(a)(1)(A)

    Dear Mr. Simmons:

    This is to serve as a formal Letter of Intent and a binding agreement, until superseded by a more formal Agreement of Merger for the merger of Cineports, Inc. ("Cineports) with and into a wholly-owned subsidiary of Cavalcade of Sports Media, Inc. ("Cavalcade") in a triangular forward merger under Internal Revenue Code Section 358(a)(1)(A).


                                        I
                    GENERAL FORM OF REORGANIZATION (MERGER)

    This transaction is structured as a "triangular forward merger" which is defined as the merger of the merging company (Cineports) with and into a subsidiary of the acquiring corporation (Cavalcade), with the shareholders of the merging company receiving "stock or securities" of the acquiring corporation. The stock of the merging corporation owned by its shareholders before the merger is canceled by operation of law in the merger, and the shareholders become shareholders of the acquiring corporation. As used in this Letter of Intent, the word "Merger" refers to this transaction as so structured.

    Cavalcade will form a new subsidiary, in Nevada, with the name "Cineports, Inc.", which will be wholly-owned. Immediately prior to the merger, Cavalcade will contribute sufficient "stock and securities" (of itself) to the subsidiary, which will issue such "stock and securities" in the merger to the Cineports shareholders as provided in the Agreement of Merger. (The term "stock and securities" is emphasized because the Internal Revenue Service has amended (1998) the applicable regulations to permit the issuance of warrants, in addition to common or preferred stock, to effectuate a merger.) Cineports will merge with and into the Cavalcade subsidiary, which will be the surviving corporation.

    Cineports will remain as a separate subsidiary, owning its film library, as may be augmented from time to time, and continuing to develop its own business plan.

    Jefferson D. Simmons, President
    Cineports, Inc.
    June 11, 2002
    Page 2


                                       II
                  CURRENT CAPITAL STRUCTURE OF CINEPORTS, INC.

    At present, Cineports is authorized to issue 10,000,000 shares of undesignated Preferred Stock and 40,000,000 shares of Common Stock. Of this authorized capital, Cineports has issued and outstanding two series of Preferred Stock and Common Stock, as follows:
        1.  1,135,519 shares of the Series A Preferred Stock;
        2.  80,000 shares of the Series B Preferred Stock; and
        3.  10,154,556 shares of Common Stock(1).


                                       III
          STOCK AND SECURITIES OF CAVALCADE TO BE ISSUED AND RESERVED

    To effectuate the Merger, Cavalcade shall issue its Common Stock and Warrants as follows:
        1. For the 1,135,519 shares of Cineports' Series A Preferred Stock, Cavalcade shall issue 283,890 shares of its Common Stock, or one (1) share of Cavalcade's Common Stock for each four (4) shares of the Series A;
        2. For the 80,000 shares of Cineports' Series B Preferred Stock, Cavalcade shall issue 100,000 shares of its Common Stock, or one and a quarter (1.25) shares of Cavalcade's Common Stock for each one (1) share of the Series B; and
        3. For the 10,154,5561 shares of Cineports' Common Stock, Cavalcade shall issue (i) 4,061,822 shares of Cavalcade's Common Stock and (ii) 6,092,734 Warrants, each giving the holder the right to purchase a share of Cavalcade's Common Stock, within a two year period after issuance, at an exercise price of One Dollar and Twenty Cents ($1.20), or four-tenths of a shares of Cavalcade's Common Stock and one (1) Warrant for each share of Cineports' Common Stock.


                                       IV
                            CAVALCADE CHANGE OF NAME

    Immediately upon effectiveness of the Merger, Cavalcade shall change its corporate name to "Cavalcade Media, Inc." so as to reflect the broadened scope of the business to be conducted.

    _________________________________

    (1) This number is to be adjusted at Closing to reflect changes due to the exercise of outstanding options and warrants and the issuance of additional shares, provided, however, that no additional shares shall be issued, except upon the exercise of already issued and outstanding options and warrants, without Cavalcade's prior written approval.

    Jefferson D. Simmons, President
    Cineports, Inc.
    June 11, 2002
    Page 3


                                        V
                          CAVALCADE BOARD OF DIRECTORS

    As of the date of this Letter of Intent, Cavalcade's Board of Directors consists of three (3) persons:
        1.  Edward E. Litwak
        2.  Donald A. Parson
        3.  Michael F. Carroll
    Immediately upon effectiveness of the Merger, Cavalcade's Board shall meet, increase the size of the Board to five (5) members, and elect the two nominees of Cineports to fill the two vacancies created. The two nominees of Cineports to be elected are:
        1.  Jefferson D. Simmons
        2.  Harold Vogel


                                       VI
                   SUBSIDIARY'S BOARD OF DIRECTORS POST-MERGER

    Immediately upon effectiveness of the Merger, the Board of Directors of the Cavalcade subsidiary (Cineports, Inc. - Nevada) shall meet and the following shall be elected as the Board of Directors of such company:
        1.  Edward E. Litwak
        2.  Jefferson D. Simmons
        3.  Harold Vogel
        4.  Arnold Lutzker
        5.  Angel Durandez


                                       VII
                        CAVALCADE'S OFFICERS POST-MERGER

    Immediately upon effectiveness of the Merger and the election of the new Board of Directors of Cavalcade, the Board of Directors of Cavalcade shall elect the following as the officers of such corporation:
        President/CEO - Jefferson D. Simmons
        Chief Operating Officer - Marshall Orson
        Chief Financial Officer - James Chamberlain
        Executive Vice President - F. Patrick Scanlon
        Vice President - Arnold Lutzker
        Secretary - Arnold Lutzker
        Treasurer - James Chamberlain


                                      VIII
                       SUBSIDIARY'S OFFICERS POST-MERGER

    Immediately upon effectiveness of the Merger and the election of

    Jefferson D. Simmons, President
    Cineports, Inc.
    June 11, 2002
    Page 4


    the new Board of Directors of the surviving corporation, the Board of Directors of that corporation shall elect the following as the officers of such corporation:
        President/CEO - Jefferson D. Simmons
        Chief Operating Officer - James Chamberlain
        Chief Financial Officer - James Chamberlain
        Vice President - Arnold Lutzker
        Secretary - Arnold Lutzker
        Treasurer - James Chamberlain


                                       IX
            APPOINTMENT OF JEFFERSON D. SIMMONS AS INTERIM PRESIDENT

    Upon the execution by both parties of this Letter of Intent, Cavalcade shall appoint Jefferson D. Simmons as its interim President pending effectiveness of the merger.


                                       X
             DUE DILIGENCE INQUIRIES/REPRESENTATIONS AND WARRANTIES

    The parties are entering into this Letter of Intent on the basis of various representations made by each of them. In order to allow the parties an opportunity to verify the representations, the parties shall have a period of fourteen (14) business days from the date of execution of this Letter of Intent to determine the validity of the representations made. If either party shall determine that there has been a material misstatement or misrepresentation, including particularly with respect to the contents and condition of their respective film libraries, then that party may withdraw from this Letter of Intent.

    During the fourteen day due diligence period, both parties shall have access to the books and records of each other in order to perform such due diligence investigation. During the interim between the execution of the definitive Agreement of Merger and the Closing of the Merger, Cavalcade and its representatives shall have continuing access to the books and records of Cineports in order to obtain such information for disclosure in the SEC Registration Statement as Cavalcade and/or its attorneys and auditors shall deem necessary or desirable.

    The Plan and Agreement of Merger shall contain the usual representations and warranties of both parties as mutually agreed upon by the respective counsels of the constituent corporations.

    Jefferson D. Simmons, President
    Cineports, Inc.
    June 11, 2002
    Page 4


                                       X
                                    CLOSING

    Closing of the Merger shall occur at the offices of Lutzker & Lutzker, 1000 Vermont Avenue NW, Suite 450, Washington, DC 20005 at 10:00 a.m. on Wednesday, July 10, 2002. Closing shall be deemed to have occurred effective as of 12:01 a.m., July 1, 2002 for all relevant accounting purposes. At Closing, Cavalcade shall deliver:
        1. stock certificates, each for the appropriate number of shares as provided in the Agreement of Merger, in the names of the shareholders of Cineports; and
        2. warrant certificates, each for the appropriate number of shares purchasable upon exercise thereof, in the names of the shareholders of Cineports.


    Yours truly,                        AGREED AND ACCEPTED:

    CAVALCADE OF SPORTS MEDIA, INC.     CINEPORTS, INC.



    By: /s/ Edward Litwak               By: /s/ Jefferson D. Simmons
        -----------------------------       -----------------------------
        Edward Litwak, President/CEO        Jefferson D. Simmons, Pres.

    Dated: June 11, 2002                Dated: June 11, 2002